Exhibit 99.1

CONTACT:	Kent Griffin
Chief Financial Officer
(858) 485-9840
BIOMED REALTY TRUST REPORTS
FOURTH QUARTER AND YEAR-END 2007 FINANCIAL RESULTS
SAN DIEGO, Calif. — February 28, 2008 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on providing real estate to the life science industry, today announced financial results for the fourth quarter and year ended December 31, 2007.
2007 Highlights
•	Funds from operations (FFO) increased 9.8% to $1.91 per diluted share versus the prior year

•	Annual revenues increased 21.7% to $266.1 million versus the prior year

•	Executed 53 leasing transactions representing approximately 1,500,000 square feet:
o	13 leases amended to extend their terms, totaling approximately 839,000 square feet

o	40 new leases totaling approximately 661,000 square feet
•	Acquired, either directly or through our joint venture with Prudential Real Estate Investors, 14 properties for an aggregate of $653.8 million, excluding closing costs

•	Completed the formation of a joint venture with Prudential Real Estate Investors, which subsequently acquired a portfolio of stabilized and development properties totaling approximately 470,000 rentable square feet

•	Completed an offering of 9,200,000 shares of 7.375% Series A Cumulative Redeemable Preferred Stock for $25.00 per share, raising $222.4 million in net proceeds

•	Amended our $250 million secured term loan, extending the term to August 2012 and lowering the borrowing rate by 60 basis points, and amended our unsecured revolving line of credit, increasing available borrowings to $600 million, lowering the borrowing rate, extending the term to August 2011 and increasing the potential borrowing capacity to $1.0 billion

•	Continued to enhance the breadth and depth of our organization, including through the appointment of Karen Sztraicher as Vice President, Finance and Treasurer and Greg Lubushkin as Vice President — Chief Accounting Officer, along with the addition of Richard Gilchrist to our board of directors on December 12, 2007

Fourth Quarter 2007 Highlights
•	FFO for the quarter was $31.6 million, or $0.46 per diluted share

•	Executed 18 leasing transactions representing approximately 681,000 square feet:
o	Four leases amended to extend their terms, totaling approximately 392,000 square feet — including an amendment to extend our lease with Centocor, Inc. (a subsidiary of Johnson & Johnson) for six years at our King of Prussia property

o	14 new leases totaling approximately 289,000 square feet — including a 102,000 square foot lease at the Pacific Research Center
•	Increased the occupancy rate of the operating portfolio to 93.8%

•	Disposed of the third of three non-core assets previously held for sale and owned through the Prudential Real Estate Investors joint venture

•	Appointed Richard Gilchrist, President of the Investment Properties Group for The Irvine Company, to our board of directors
“We are extremely pleased with our strong performance throughout 2007 both operationally and financially. Leasing activity has been brisk in each of our core markets, as evidenced by the tremendous leasing transaction volume in the fourth quarter of 2007 and the high occupancy rate of our operating portfolio at year-end. We continue to make great progress on our development and redevelopment projects, which we expect to be strong contributors to our operating and financial performance in years to come,” said Alan Gold, President and Chief Executive Officer of BioMed Realty Trust.
“Furthermore, our conservative capital structure, strengthened by the amendments to our credit facilities, has allowed us to remain well-capitalized and well-positioned to not only fund our existing projects, but also to continue to selectively pursue acquisitions of world-class, well-located life science properties,” added Mr. Gold.
Fourth Quarter and Full-Year 2007 Financial Results
Total revenues for the quarter increased to $64.1 million from $63.0 million in the fourth quarter of 2006, due primarily to the addition of properties through acquisitions, partially offset by a reduction in revenues from properties generating revenues in 2006 which are currently undergoing redevelopment. Net income available to common stockholders for the quarter was $13.2 million, or $0.20 per diluted share, compared to $12.6 million, or $0.19 per diluted share, in the fourth quarter of 2006. FFO during the quarter was $31.6 million, or $0.46 per diluted share, compared to $32.1 million, or $0.47 per diluted share, in the fourth quarter of 2006.

For the full year 2007, total revenues increased 21.7% to $266.1 million from $218.7 million in 2006. Net income available to common stockholders for 2007 increased 59.1% to $55.7 million, compared to $35.0 million in 2006. Net income available to common stockholders per diluted share increased 37.1% to $0.85 for 2007 from $0.62 in 2006. FFO increased 27.1% to $130.3 million for 2007 from $102.5 million in 2006. FFO per diluted share increased 9.8% to $1.91 for 2007 compared to $1.74 in 2006.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.
Financing Activity
On January 18, 2007, the company completed the issuance of 9,200,000 shares of its 7.375% Series A cumulative redeemable preferred stock at $25.00 per share, resulting in net proceeds of $222.4 million.
On August 1, 2007, the company amended its $250 million secured term loan facility, extending the term to August 1, 2012, reducing the borrowing rate by 60 basis points and providing greater flexibility with respect to covenants. In addition, on August 1, 2007, the company amended its unsecured revolving line of credit, extending the term to August 1, 2011, increasing the available borrowings under the facility to $600 million, reducing the borrowing rate and providing greater flexibility with respect to covenants. BioMed may extend the maturity date of the revolving credit facility to August 1, 2012 and may increase the amount of the facility to $1.0 billion upon satisfying certain conditions.
During the third quarter of 2007, the company also entered into four new interest rate swaps that have the effect of fixing the LIBOR portions of interest rates on $535 million of its variable rate debt. Two of the interest rate swaps with an aggregate notional amount of $150 million fix LIBOR at 4.68% through August 2011. The remaining two interest rate swaps with an aggregate notional amount of $385 million fix LIBOR at 4.82% through September 2008.
As of December 31, 2007, the company’s consolidated debt included fixed-rate mortgage indebtedness with an aggregate outstanding principal amount of $368.8 million, excluding $10.9 million of debt premium, and a weighted-average effective interest rate of 5.5% at year-end; the $250 million secured term loan, with a weighted-average effective interest rate of 7.3% at year-end; $175 million aggregate principal amount of 4.50% exchangeable senior notes due 2026; $270.9 million in outstanding borrowings under the company’s $600 million unsecured revolving line of credit, with a weighted-average effective interest rate of 6.3% at year-end; and $425.2 million in outstanding borrowings under the company’s acquisition and construction loan secured by the Center for Life Science | Boston property, with a weighted-average effective interest rate of 6.1% at year-end. The company’s debt to total capitalization ratio was 45.1% at December 31, 2007.
Portfolio Update
During 2007, the company executed 53 leasing transactions representing approximately 1,500,000 square feet, including 40 new leases totaling approximately 661,000 square feet and 13 leases amended to extend their terms, totaling approximately 839,000 square feet. During 2007, including through its joint venture with Prudential Real Estate Investors, the company acquired 14 properties, consisting of 1.0 million rentable square feet of laboratory and office space, as well as an estimated 700,000 rentable square feet under construction and undeveloped land, for an aggregate purchase price of approximately $653.8 million, excluding closing costs. Also during 2007, the company, including through its joint venture with Prudential Real Estate Investors, disposed of four non-core properties representing 378,000 rentable square feet and one undeveloped land parcel, for approximately $60.6 million, excluding closing costs.
During the quarter ended December 31 2007, the company executed 18 leasing transactions representing approximately 681,000 square feet, including 14 new leases totaling approximately 289,000 square feet and four leases amended to extend their terms, totaling approximately 392,000 square feet.
As of December 31, 2007, BioMed Realty Trust owned or had interests in 103 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. The company’s portfolio was comprised of the following, with its operating portfolio 93.8% leased to 112 tenants, as of December 31, 2007:

Rentable
Square Feet
Operating portfolio	6,626,723
Repositioning and redevelopment properties	1,828,546

Construction in progress	1,941,000
Land parcels	1,293,000

Total proforma portfolio	11,689,269

Quarterly Distributions
BioMed Realty Trust’s board of directors previously declared a fourth quarter 2007 dividend of $0.31 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A

Cumulative Redeemable Preferred Stock for the period from October 16, 2007 through January 15, 2008. For the full year 2007, the company declared dividends totaling $1.24 per common share and $1.83352 per Series A preferred share.
Supplemental Information
Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.
Teleconference and Web Cast
BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) Friday, February 29, 2008 to discuss the company’s financial results and operations for the year. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and www.earnings.com, or live by calling (800) 706-7748 (domestic) or (617) 614-3473 (international) with call ID number 26368280. The call will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 3:00 p.m. Pacific Time on Friday, February 29, 2008 through midnight Pacific Time on Wednesday, March 5, 2008 by calling (888) 286-8010 (domestic) or (617) 801-6888 (international) and using access code 93044857.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty Trust owns or has interests in 68 properties, representing 104 buildings with approximately 8.5 million rentable square feet, as well as approximately 1.9 million square feet of development in progress. These properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2007	2006
ASSETS
Investments in real estate, net	$2,805,983	$2,457,538
Investment in unconsolidated partnerships	22,588	2,436
Cash and cash equivalents	13,479	25,664
Restricted cash	8,867	6,426
Accounts receivable, net	4,457	5,985
Accrued straight-line rents, net	36,415	20,446
Acquired above market leases, net	5,745	7,551
Deferred leasing costs, net	116,491	129,322
Deferred loan costs, net	15,567	17,608
Other assets	27,676	19,666

Total assets	$3,057,268	$2,692,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$379,680	$403,836
Secured construction loan	425,160	286,355
Secured term loan	250,000	250,000
Exchangeable senior notes	175,000	175,000
Unsecured line of credit	270,947	228,165
Security deposits	7,090	7,704
Dividends and distributions payable	25,596	19,847
Accounts payable, accrued expenses and other liabilities	95,871	62,602
Acquired below market leases, net	23,708	25,101

Total liabilities	1,653,052	1,458,610

Minority interests	17,280	19,319

Stockholders’ equity:
Preferred stock	222,413	—
Common stock	656	654
Additional paid-in capital	1,277,770	1,272,243
Accumulated other comprehensive (loss)/income	(21,762)	8,417
Dividends in excess of earnings	(92,141)	(66,601)

Total stockholders’ equity	1,386,936	1,214,713

Total liabilities and stockholders’ equity	$3,057,268	$2,692,642

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,
	2007	2006
Revenues:
Rental	$49,645	$48,680
Tenant recoveries	14,471	14,290
Other (loss)/income	(66)	8

Total revenues	64,050	62,978

Expenses:
Rental operations	12,006	10,594
Real estate taxes	3,816	5,968
Depreciation and amortization	17,645	18,778
General and administrative	5,880	4,923

Total expenses	39,347	40,263

Income from operations	24,703	22,715
Equity in net (loss)/income of unconsolidated partnerships	(199)	21
Interest income	181	288
Interest expense	(6,641)	(10,288)

Income from continuing operations before minority interests	18,044	12,736
Minority interests in continuing operations of consolidated partnerships	17	22
Minority interests in continuing operations of operating partnership	(591)	(539)

Income from continuing operations	17,470	12,219
Income from discontinued operations before gain on sale of assets and minority interests	—	386
Minority interests attributable to discontinued operations	—	(16)

Income from discontinued operations	—	370

Net income	17,470	12,589
Preferred stock dividends	(4,241)	—

Net income available to common stockholders	$13,229	$12,589

Income from continuing operations per share available to common stockholders:
Basic earnings per share	$0.20	$0.19

Diluted earnings per share	$0.20	$0.19

Net income per share available to common stockholders:
Basic earnings per share	$0.20	$0.19

Diluted earnings per share	$0.20	$0.19

Weighted-average common shares outstanding:
Basic	65,308,702	65,151,884

Diluted	68,307,355	68,218,566

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Year Ended December 31,
	2007	2006
Revenues:
Rental	$195,996	$164,487
Tenant recoveries	61,735	54,160
Other income	8,378	88

Total revenues	266,109	218,735

Expenses:
Rental operations	50,789	40,623
Real estate taxes	20,353	20,376
Depreciation and amortization	72,202	65,063
General and administrative	21,870	18,085

Total expenses	165,214	144,147

Income from operations	100,895	74,588
Equity in net (loss)/income of unconsolidated partnerships	(893)	83
Interest income	990	1,102
Interest expense	(27,654)	(40,672)

Income from continuing operations before minority interests	73,338	35,101
Minority interests in continuing operations of consolidated partnerships	(45)	137
Minority interests in continuing operations of operating partnership	(2,412)	(1,670)

Income from continuing operations	70,881	33,568
Income from discontinued operations before gain on sale of assets and minority interests	639	1,542
Gain on sale of real estate assets	1,087	—
Minority interests attributable to discontinued operations	(74)	(77)

Income from discontinued operations	1,652	1,465

Net income	72,533	35,033
Preferred stock dividends	(16,868)	—

Net income available to common stockholders	$55,665	$35,033

Income from continuing operations per share available to common stockholders:
Basic earnings per share	$0.83	$0.60

Diluted earnings per share	$0.83	$0.60

Net income per share available to common stockholders:
Basic earnings per share	$0.85	$0.63

Diluted earnings per share	$0.85	$0.62

Weighted-average common shares outstanding:
Basic	65,302,794	55,928,595

Diluted	68,269,985	59,018,004

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,
	2007	2006
Net income available to common stockholders	$13,229	$12,589
Adjustments:
Minority interests in operating partnership	591	555
Depreciation and amortization — unconsolidated partnerships	394	20
Depreciation and amortization — consolidated entities-discontinued operations	—	137
Depreciation and amortization — consolidated entities-continuing operations	17,645	18,778
Depreciation and amortization — allocable to minority interest of consolidated joint ventures	(285)	—

Funds from operations available to common shares and partnership and LTIP units	$31,574	$32,079

Funds from operations per share — diluted	$0.46	$0.47

Weighted-average common shares outstanding — diluted	68,307,355	68,218,566

	Year Ended December 31,
	2007	2006
Net income available to common stockholders	$55,665	$35,033
Adjustments:
Minority interests in operating partnership	2,486	1,747
Gain on sale of real estate assets	(1,087)	—
Depreciation and amortization — unconsolidated partnerships	1,139	80
Depreciation and amortization — consolidated entities-discontinued operations	228	550
Depreciation and amortization — consolidated entities-continuing operations	72,202	65,060
Depreciation and amortization — allocable to minority interest of consolidated joint ventures	(285)	—

Funds from operations available to common shares and partnership and LTIP units	$130,348	$102,470

Funds from operations per share — diluted	$1.91	$1.74

Weighted-average common shares outstanding — diluted	68,269,985	59,018,004

We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002).

As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.